Exhibit (a)(1)(H)

AMENDED AND RESTATED

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

Gentiva Health Services, Inc.

Pursuant to the Amended and Restated Offer to Purchase

dated July 14, 2014

of

Kindred Healthcare Development 2, Inc.

A Wholly Owned Subsidiary of

Kindred Healthcare, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON JULY 28, 2014, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, D.F. KING & CO., INC., OR TO THE DEALER MANAGER, CITIGROUP GLOBAL MARKETS INC., AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE AMENDED AND RESTATED OFFER TO PURCHASE.

DELIVERY OF THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL (THIS “LETTER OF TRANSMITTAL”) TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY WILL NOT CONSTITUTE A VALID DELIVERY.

THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

ALL SHARES PREVIOUSLY TENDERED ARE BEING RETURNED TO THE TENDERING STOCKHOLDERS. ACCORDINGLY, ANY STOCKHOLDER DESIRING TO TENDER ALL OR ANY PORTION OF SUCH STOCKHOLDER’S SHARES MUST TENDER OR RETENDER SUCH STOCKHOLDER’S SHARES PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 3 OF THE AMENDED AND RESTATED OFFER TO PURCHASE.

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DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered

Total Shares

THE UNDERSIGNED TENDERS ALL UNCERTIFICATED SHARES (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS) THAT MAY BE HELD IN THE NAME OF THE REGISTERED HOLDER(S) BY THE TRANSFER AGENT.

☐	YES

☐	NO

Note: If you do not check either of the boxes above, uncertificated Shares, if any, held in the name of the registered holder(s) by the transfer agent will not be tendered.

This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined in the Amended and Restated Offer to Purchase) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Amended and Restated Offer to Purchase.

Holders of outstanding shares of common stock, par value $0.10 per share (the “Common Stock”), of Gentiva Health Services, Inc., together with the associated preferred share purchase rights (the “Rights” and, together with the Common Stock, the “Shares”), whose certificates for such Shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (as defined below), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Amended and Restated Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

Kindred Healthcare Development 2, Inc. is offering to purchase 5,489,914 Shares. If less than 5,489,914 Shares are validly tendered and not properly withdrawn prior to the expiration of the Offer, then the Purchaser will not acquire any of the Shares tendered into the Offer. If more than 5,489,914 Shares are validly tendered and not properly withdrawn prior to the expiration of the Offer, Shares tendered will be subject to proration. See Instruction 10.

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NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name (s) of Tendering Stockholder (s)

Date of Execution of Notice of Guaranteed Delivery	, 2014

Name of Institution which Guaranteed Delivery

If delivery is by book-entry transfer:

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

The undersigned hereby tenders to Kindred Healthcare Development 2, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), the above-described shares of common stock, par value $0.10 per share (the “Common Stock”), of Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), together with the associated preferred share purchase rights (the “Rights” and, together with the Common Stock, the “Shares”), pursuant to the Purchaser’s offer to purchase 5,489,914 Shares for $16.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase, dated July 14, 2014 (as may be subsequently amended and supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Amended and Restated Letter of Transmittal (the “ Letter of Transmittal”) (which, together with any amendments or supplements thereto, collectively constitute the “Amended Offer”). The Amended Offer amends and restates the Offer to Purchase dated June 17, 2014 (as amended prior to the date hereof, the “Original Offer to Purchase”) and the related letter of transmittal that accompanied the Original Offer to Purchase (as further amended and restated by the Amended Offer, the “Offer”). The Offer expires at 5:00 p.m., New York City time, on Monday, July 28, 2014, unless extended as described in the Offer to Purchase (as extended, the “Expiration Date”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.

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Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after July 14, 2014) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of Gentiva and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints the Purchaser and its officers, and each of them, and any other designees of the Purchaser, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after July 14, 2014), at any meeting of stockholders of Gentiva (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given by the undersigned (and if given, will not be deemed to be effective). This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

The undersigned hereby represents and warrants that (i) the undersigned owns the Shares being tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the tender of such Shares complies with Rule 14e-4 under the Exchange Act, (iii) the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein (and any and all other Shares or other securities issued or issuable in respect thereof on or after July 14, 2014) and (iv) when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

The undersigned understands if more than 5,489,914 Shares are validly tendered and not properly withdrawn prior to the expiration of the Offer, Shares tendered will be subject to proration.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

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Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Shares purchased (less any required withholding taxes) or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue	☐ check ☐ certificates to:

Name

(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the check for the purchase price of Shares purchased (less any required withholding taxes) or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Issue	☐ check ☐ certificates to:

Name

(Please Print)

Address

(Zip Code)

Taxpayer Identification Number

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SIGN HERE

(PLEASE COMPLETE ENCLOSED FORM W-9)

Signature(s) of Stockholder(s)
Signature(s) of Stockholder(s)

Dated , 2014

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Zip Code)

Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Guarantee of Signature(s) (If required; see Instructions 1 and 5) (For use by Eligible Institutions only. Place medallion guarantee in space below)

Name of Firm Address

(Zip Code)

Authorized Signature

Name

(Please Print)

Area Code and Telephone Number

Dated , 2014

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the Depositary by the Expiration Date and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Global Select Stock Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of Shares, this Letter of Transmittal and all other required documents, including through the Book-Entry Transfer Facility, is at the sole option and risk of the tendering stockholder, and delivery of the Shares will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, by book entry confirmation). If certificates for Shares are sent by mail, we recommend registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Date.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares

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which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions,” as the case may be, on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder (s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.

6. Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions”. If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

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8. Tax Information. Payments made to certain stockholders pursuant to the Offer may be subject to backup withholding. To avoid backup withholding, each U.S. Holder (as defined in the Offer to Purchase), and, if applicable, each other payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the enclosed Internal Revenue Service (“IRS”) Form W-9. In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a penalty imposed by the IRS. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to avoid backup withholding, a Non-U.S. Holder (as defined in the Offer to Purchase) should submit a properly completed IRS Form W-8BEN (or other applicable IRS Form W-8), including certification of such holder’s foreign status, and signed under penalty of perjury. Such certificates can be obtained from the Depositary or at http://www.irs.gov.

Failure to complete the enclosed IRS Form W-9 or any other applicable form will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS. We recommend that you consult your own tax advisor or the Depositary for further guidance regarding the completion of the enclosed IRS Form W-9 or IRS Form W-8BEN (or other applicable IRS Form W-8) to claim exemption from backup withholding.

9. Mutilated, Lost, Stolen or Destroyed Certificates. If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, stockholders should (i) complete this Letter of Transmittal and (ii) contact Gentiva’s transfer agent, Computershare Trust Company, N.A., immediately by calling (800) 937-5449. Gentiva’s transfer agent will provide such holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to post a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed. The Depositary will not accept any Letter of Transmittal without the accompanying Shares. Gentiva stockholders wishing to tender their Shares certificates must first obtain replacement Shares certificates from Computershare Trust Company, N.A. and present such replacement certificates to the Depositary with this Letter of Transmittal.

10. Proration. If more than 5,489,914 Shares are validly tendered and not properly withdrawn prior to the expiration of the Offer, the Purchaser will accept for payment and pay for Shares tendered on a pro rata basis, adjusted by rounding down to the nearest whole number of Shares tendered by each stockholder to avoid purchases of fractional Shares, such that the aggregate number of Shares that the Purchaser purchases is equal to 5,489,914 Shares.

The proration period expires on the Expiration Date. If proration of tendered Shares is necessary, we will determine the final proration factor promptly following the expiration of the Notice of Guaranteed Delivery (which will occur three NASDAQ Global Select Stock Market trading days after the Expiration Date). Subject to adjustments to avoid the purchase of fractional shares, proration for each holder tendering Shares will be based on the ratio of the number of Shares validly tendered and not properly withdrawn by such holder to the total number of Shares validly tendered and not properly withdrawn by all holders. We expect to announce the final result of the proration, if any, and to make payment for all Shares accepted for payment promptly after the expiration of the Notice of Guaranteed Delivery, but in no event later than three business days thereafter (that is, no later than six business days after the Expiration Date). The Purchaser will not pay for any Shares tendered until after the final proration factor has been determined. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. After the Expiration Date, holders of Shares may obtain preliminary proration information from the Information Agent, the Dealer Manager and the Depositary.

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11. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and Brokerage Firms, Please Call:

(212) 269-5550

All Others Call Toll Free:

(800) 859-8508

Email:

gentivaoffer@dfking.com

The Dealer Manager for the Offer is:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

(212) 816-6532

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